UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

TRANSATLANTIC PETROLEUM LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)	Identification No.)
16803 Dallas Parkway Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common shares, par value $0.10	TAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)At the annual general meeting of shareholders (the “Annual Meeting”) held on June 4, 2019, the shareholders of TransAtlantic Petroleum Ltd. (the “Company”) approved the TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan (the “Incentive Plan”). The Incentive Plan was adopted by the Company’s board of directors (the “Board of Directors”) on April 16, 2019, subject to shareholder approval. The Incentive Plan replaced the TransAtlantic Petroleum Ltd. 2009 Long-Term Incentive Plan (the “Prior Plan”), which terminated on December 31, 2018. All awards previously granted under the Prior Plan remain in full force and effect.

The Incentive Plan is intended to enable the Company to remain competitive and innovative in the Company’s ability to attract, motivate, reward, and retain the services of key employees, certain key contractors, and outside directors. The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and dividend equivalent rights which may be granted singly, in combination, or in tandem. The Incentive Plan is expected to provide flexibility to the Company’s compensation methods in order to adapt the compensation of key employees, certain key contractors, and outside directors to a changing business environment (after giving due consideration to competitive conditions and the impact of applicable tax laws). The Company believes that operation of the Incentive Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company’s long-term growth and success.

Effective Date and Expiration. The Incentive Plan became effective on January 1, 2019, subject to and conditioned upon shareholder approval of the Incentive Plan, and will terminate on December 31, 2023, unless sooner terminated by the board of directors. No award may be made under the Incentive Plan after its expiration date, but awards made prior thereto may extend beyond that date.

Share Authorization. Subject to certain adjustments, the maximum aggregate number of common shares of the Company (the “Common Shares”) that may be delivered pursuant to awards under the Incentive Plan is 5% of the Company’s authorized and outstanding Common Shares as determined on the applicable date of grant of an award under the Incentive Plan, of which 500,000 Common Shares may be delivered pursuant to incentive stock options under the Incentive Plan. Shares to be issued may be made available from authorized but unissued Common Shares, Common Shares held by the Company in its treasury, or previously issued Common Shares reacquired by the Company, including Common Shares purchased on the open market or otherwise.

No financial assistance will be provided by the Company to participants under the Incentive Plan to facilitate the purchase of Common Shares upon exercise of awards granted under the Incentive Plan.

Administration. The Incentive Plan shall be administered by the board of directors or a committee of the board of directors (the “Committee”) consisting of two or more members. The Committee will determine the persons to whom awards are to be made, determine the type, size, and terms of awards, interpret the Incentive Plan, establish and revise rules and regulations relating to the Incentive Plan, and make any other determinations that it believes are necessary for the administration of the Incentive Plan. At any time that there is no Committee to administer the Incentive Plan, any references herein or in the Incentive Plan to the Committee shall be deemed to refer to the board of directors.

Eligibility. Employees (including any employee who is also a director or an officer), certain contractors, and outside directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to, or may be expected to contribute to, the successful performance of the Company are eligible to participate in the Incentive Plan; provided that only employees of the Company shall be eligible to receive incentive stock options. Subject to the terms of the Incentive Plan, the Committee will determine the persons to whom awards are to be made, determine the type, number and terms and conditions of awards, and determine all matters relating to awards.

A description of the material terms of the Incentive Plan is set forth under “Approval of the TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan (Proposal 3)” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2019 (the “Proxy Statement”), which description is incorporated herein by reference. The description of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which was filed as Appendix A to the Proxy Statement and is incorporated herein by reference.

The Company will grant restricted stock units from time to time under the Incentive Plan in accordance with a Restricted Stock Unit Award Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	TransAtlantic Petroleum Ltd. 2019 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the SEC on April 18, 2019)
10.2	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 7, 2019

TRANSATLANTIC PETROLEUM LTD.

		By:	/s/ Tabitha Bailey______________
Tabitha Bailey
Vice President, General Counsel, and Corporate Secretary

4